Exhibit 99.1

StoneMor Partners L.P. Announces Second Quarter 2013 Financial Results

LEVITTOWN, PA., August 7, 2013—StoneMor Partners L.P. (NYSE: STON) (“StoneMor”) announced its results of operations for the three months ended June 30, 2013. Investors are encouraged to read the Company’s quarterly report on Form 10-Q to be filed with the SEC, which contains additional details, as well as financial tables, and can be found at www.stonemor.com.

Financial Highlights

•	Revenues (GAAP) for the three months ended June 30, 2013 were $62.4 million compared to $61.5 million for the three months ended June 30, 2012, a 1.5% increase.

•	Production-based revenue (non-GAAP) for the three months ended June 30, 2013 increased by $4.0 million, or 5.3%, to $79.6 million from $75.6 million during the prior-year period.

•	Operating profits (GAAP) increased by $0.5 million, or 29.4%, to $2.3 million for the three months ended June 30, 2013, as compared to $1.8 million in the prior-year period.

•	Adjusted operating profits (non-GAAP) increased by $1.1 million, or 8.2%, to $13.7 million for the three-month period ended June 30, 2013 from $12.6 million in the same period last year.

•	Operating cash flows (GAAP) increased by $3.6 million, or 60.1%, to $9.6 million in the three months ended June 30, 2013, as compared to $6.0 million in the prior-year period.

•	Distributable free cash flow (non-GAAP) for the three-month period ended June 30, 2013 increased to $24.9 million from $13.3 million for the same period last year, an 86.8% increase.

•	Net loss (GAAP) for the three months ended June 30, 2013 was $11.8 million, as compared to a loss of $2.2 million in the prior-year period.

The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures used in managing the business may provide investors with additional information regarding underlying trends and ongoing results on a comparable basis. Specifically, management believes that production-based revenues and adjusted operating profit allow the investor to gain insight into the current operating performance of the Company. Please see the section of this press release “Non-GAAP Financial Measures” to view the reconciliation tables previously presented in the body of the press release. Non-GAAP financial measures used by the Company should not be considered as alternatives to GAAP financial measures, and you should not consider such non-GAAP financial measures in isolation or as a substitute for an analysis of the Company’s results as reported under U.S. GAAP.

Larry Miller, StoneMor’s President and CEO commented, “StoneMor put in another strong performance in the second quarter. As we have discussed for some time now, one aspect of our strategic plan includes increasing our funeral home presence. To that end, since the beginning of 2012, we have acquired 23 funeral homes, 21 of which were acquired since June 30, 2012. These acquisitions helped drive a 36.0% year over year increase in second quarter revenues from our funeral home operations. That combined with a decrease in corporate overhead contributed to a more than 29.4% increase in GAAP operating profits in the quarter.

“We generated a GAAP loss for the quarter which was mostly attributable to costs associated with the refinancing of our 10.25 % Senior Notes in May 2013. Those costs included a $14.9 million cash charge as well $6.7 million in other related one-time non-cash charges. In turn, those charges were partially offset by a number of non-recurring gains, including $11.3 million related to a legal settlement. Similarly, the 86.8% year-over-year increase in our distributable free cash flow was also primarily attributable to one-time gains related to the legal settlement. So clearly our GAAP results and distributable free cash flow were dramatically impacted by a number of offsetting one-time events.

“Looking at our other key performance measures, production-based revenues and adjusted operating profits, we showed solid year over year improvement. This was a very busy quarter from the standpoint of positioning ourselves for additional growth. The previously announced refinancing of our Senior Notes will generate significant interest cost savings and has extended the maturity date to 2021. Despite the associated costs we are very happy with the long term benefits we gained from the refinancing. In fact, the anticipated savings were strong enough that we increased our quarterly distribution to $0.60 per unit just after the refinancing, the second such increase in the quarter and the third increase in the last eight months.

“Our capital management efforts combined with solid operating performance keep us on track for what we believe will be continued strong financial results throughout the year.”

Investor Conference Call and Webcast

StoneMor will conduct a conference call to discuss 2013 second quarter results today, Wednesday, August 7, 2013 at 11:00 a.m. EDT. The conference call can be accessed by calling (800) 354-6885. An audio replay of the conference call will be available by calling (800) 633-8284 through 1:00 p.m. EDT on August 21, 2013. The reservation number for the audio replay is 21668875. A live webcast of the conference call will also be available to investors who may access the call through the investor relations section of www.stonemor.com. An audio replay of the conference call will also be archived on StoneMor’s website at www.stonemor.com.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Levittown, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 277 cemeteries and 92 funeral homes in 28 states and Puerto Rico. StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need

(before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise.

For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the Investor Relations section, at http://www.stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of StoneMor’s operating activities, the plans and objectives of its management, assumptions regarding its future performance and plans, and any financial guidance provided, as well as certain information in other filings with the Securities and Exchange Commission and elsewhere, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict,” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause StoneMor’s actual results of operations to differ materially from those expressed or implied by forward-looking statements, including, but not limited to, the following: uncertainties associated with future revenue and revenue growth; the effect of the current economic downturn; the impact of StoneMor’s significant leverage on its operating plans; StoneMor’s ability to service its debt and pay distributions; the decline in the fair value of certain equity and debt securities held in its trusts; StoneMor’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; StoneMor’s ability to successfully implement a strategic plan relating to achieving operating improvement, strong cash flows and further deleveraging; StoneMor’s ability to successfully compete in the cemetery and funeral home industry; uncertainties associated with the integration or the anticipated benefits of StoneMor’s recent acquisitions and any future acquisitions; StoneMor’s ability to complete and fund additional acquisitions; litigation or legal proceedings that could expose StoneMor to significant liabilities and damage its reputation; StoneMor’s ability to maintain effective disclosure controls and procedures and internal control over financial reporting; the effects of cyber security attacks due to StoneMor’s significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund StoneMor’s pre-need funeral contracts; and various other uncertainties associated with the death care industry and StoneMor’s operations in particular.

When considering forward-looking statements, the reader should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by StoneMor, whether as a result of new information, future events, or otherwise.

Contact:	John McNamara
(215) 826-2800

Non-GAAP Financial Measures

Production Based Revenue

We present production based revenue because management believes it provides for a useful measure of both the value of contracts written and investment and other income generated during a given period and is a critical component of adjusted operating profit.

Production based revenue is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Profit

We present Adjusted Operating Profit because management believes it provides for a useful measure of economic value added by presenting an effective matching of the value of current and future revenue sources generated within a given period to the cost of producing such revenue and managing our day to day operations within that same period. It is a significant measure that we believe is an indicator of eventual profit generated within a given period of time.

Adjusted Operating Profit is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Cash Generated

We present adjusted operating cash generated revenue because management believes it provides for a useful measure of the amount of cash generated that is available to make capital expenditures and partner distributions once all cash flow timing issues have been settled.

Adjusted operating cash generated is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Distributable Free Cash Flow

We present Distributable Free Cash Flow because management believes this information is a useful adjunct to Net Cash Provided by (Used in) Operating Activities under GAAP. Distributable Free Cash Flow is a significant liquidity metric that we believe is an indicator of our ability to generate cash flow during any quarter at a level sufficient to pay the quarterly cash distribution to the holders of our common units and for other purposes, such as repaying debt and expanding through strategic investments.

Distributable Free Cash Flow is similar to quantitative standards of free cash flow used throughout the deathcare industry and to quantitative standards of distributable cash flow used throughout the investment community with respect to publicly traded partnerships, but is not intended to be a prediction of the future. However, our calculation of distributable free cash flow may not be consistent with calculations of free cash flow, distributable cash flow or other similarly titled measures of other companies. Distributable Free Cash Flow should not be used as a substitute for the GAAP measure of cash flows from operating, investing, or financing activities.

Production Based Partners’ Capital

We present production based partners’ capital as a means to provide better insight into the value that our activities contribute to the enterprise. Because a portion of our revenues and direct selling expenses are not captured on our balance sheet until we deliver the underlying goods or services, we believe that by including these items in our view of partners’ capital, we gain better insight into the value creation.

Reconciliation of Production Based Revenue (non-GAAP) and Adjusted Operating Profit (non-GAAP)

to Revenue (GAAP) and Operating Profit (GAAP)

	Three months ended			Three months ended
	June 30, 2013			June 30, 2012
	(In thousands)			(In thousands)
	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Change in GAAP results ($)	Change in GAAP results (%)
Revenues

Pre-need cemetery revenues	$36,796	$(12,961)	$23,835	$33,773	$(8,631)	$25,142	$(1,307)	–5.2%
At-need cemetery revenues	20,595	(1,570)	19,025	20,428	(850)	19,578	(553)	–2.8%
Investment income from trusts	7,403	(1,405)	5,998	10,542	(4,526)	6,016	(18)	–0.3%
Interest income	1,860	—	1,860	1,799	—	1,799	61	3.4%
Funeral home revenues	11,983	(1,307)	10,676	8,189	(334)	7,855	2,821	35.9%
Other cemetery revenues	960	68	1,028	873	245	1,118	(90)	–8.1%

Total revenues	79,597	(17,175)	62,422	75,604	(14,096)	61,508	914	1.5%

Costs and expenses

Cost of goods sold	10,145	(2,433)	7,712	8,788	(1,552)	7,236	476	6.6%
Cemetery expense	15,408	—	15,408	14,775	—	14,775	633	4.3%
Selling expense	15,497	(3,279)	12,218	14,778	(1,655)	13,123	(905)	–6.9%
General and administrative expense	7,898	—	7,898	7,195	—	7,195	703	9.8%
Corporate overhead	5,672	—	5,672	7,756	—	7,756	(2,084)	–26.9%
Depreciation and amortization	2,451	—	2,451	2,230	—	2,230	221	9.9%
Funeral home expense	9,498	(134)	9,364	6,688	(73)	6,615	2,749	41.6%
Acquisition related costs, net of recoveries	(625)	—	(625)	782	—	782	(1,407)	–179.9%

Total costs and expenses	65,944	(5,846)	60,098	62,992	(3,280)	59,712	386	0.6%

Operating profit	$13,653	$(11,329)	$2,324	$12,612	$(10,816)	$1,796	$528	29.4%

	Six months ended			Six months ended
	June 30, 2013			June 30, 2012
	(In thousands)			(In thousands)
	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Change in GAAP results ($)	Change in GAAP results (%)
Revenues

Pre-need cemetery revenues	$67,739	$(22,390)	$45,349	$63,615	$(15,726)	$47,889	$(2,540)	–5.3%
At-need cemetery revenues	41,337	(2,934)	38,403	40,860	(1,978)	38,882	(479)	–1.2%
Investment income from trusts	20,505	(9,878)	10,627	20,405	(8,909)	11,496	(869)	–7.6%
Interest income	3,725	—	3,725	3,737	—	3,737	(12)	–0.3%
Funeral home revenues	24,810	(2,716)	22,094	17,462	(670)	16,792	5,302	31.6%
Other cemetery revenues	1,702	134	1,836	1,792	507	2,299	(463)	–20.1%

Total revenues	159,818	(37,784)	122,034	147,871	(26,776)	121,095	939	0.8%

Costs and expenses

Cost of goods sold	17,898	(3,896)	14,002	16,419	(2,763)	13,656	346	2.5%
Cemetery expense	28,193	—	28,193	27,567	—	27,567	626	2.3%
Selling expense	29,332	(5,890)	23,442	28,612	(3,702)	24,910	(1,468)	–5.9%
General and administrative expense	15,480	—	15,480	14,388	—	14,388	1,092	7.6%
Corporate overhead	13,660	—	13,660	14,359	—	14,359	(699)	–4.9%
Depreciation and amortization	4,781	—	4,781	4,560	—	4,560	221	4.8%
Funeral home expense	18,421	(321)	18,100	13,487	(116)	13,371	4,729	35.4%
Acquisition related costs, net of recoveries	658	—	658	1,113	—	1,113	(455)	–40.9%

Total costs and expenses	128,423	(10,107)	118,316	120,505	(6,581)	113,924	4,392	3.9%

Operating profit	$31,395	$(27,677)	$3,718	$27,366	$(20,195)	$7,171	$(3,453)	–48.2%

The tables above analyze our results of operations and the changes therein for the three months and six months ended June 30, 2013, as compared to the same periods last year. The tables are structured so that our readers can determine whether changes were based upon changes in the level of merchandise and services and other revenues generated during the periods and/ or changes in the timing when merchandise and services were delivered.

Critical Financial Measures

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(In thousands)		(In thousands)

Total revenues (a)	$62,422	$61,508	$122,034	$121,095
Production based revenue consisting of the total value of cemetery contracts written, funeral home revenues and investment and other income (b)	79,597	75,604	159,818	147,871

Operating profit (a)	2,324	1,796	3,718	7,171
Adjusted operating profit (b)	13,653	12,612	31,395	27,366

Net income (loss) (a)	(11,809)	(2,169)	(14,009)	(139)

Operating cash flows (a)	9,616	6,005	16,483	14,195
Adjusted operating cash generated (b)	27,663	13,482	45,784	27,868
Distributable free cash flow generated (b)	$24,889	$13,327	$42,522	$27,146

	As of	As of
	June 30, 2013	December 31, 2012

Distribution coverage quarters (b)	8.31	6.57

(a)	This is a GAAP financial measure.
(b)	This is a non-GAAP financial measure as defined by the Securities and Exchange Commission. Please see the reconciliation to GAAP measures or support calculation within this press release.

Reconciliation of Adjusted Operating Profit (non-GAAP) to Operating Profit (GAAP)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(In thousands)		(In thousands)

GAAP operating profit	$2,324	$1,796	$3,718	$7,171

Increase in applicable deferred revenues	17,175	14,096	37,784	26,776
Increase in deferred cost of goods sold and selling and obtaining costs	(5,846)	(3,280)	(10,107)	(6,581)

Adjusted operating profit	$13,653	$12,612	$31,395	$27,366

Reconciliation of Production Based Revenues (non-GAAP) to Revenues (GAAP)

	Three months ended June 30,		Increase	Increase
	2013	2012	(Decrease) ($)	(Decrease) (%)
	(In thousands)

Value of pre-need cemetery contracts written	$36,796	$33,773	$3,023	9.0%
Value of at-need cemetery contracts written	20,595	20,428	167	0.8%
Investment income from trusts	7,403	10,542	(3,139)	–29.8%
Interest income	1,860	1,799	61	3.4%
Funeral home revenues	11,983	8,189	3,794	46.3%
Other cemetery revenues	960	873	87	10.0%

Total production based revenues	$79,597	$75,604	$3,993	5.3%

Less:
Increase in deferred sales revenue and investment income	(17,175)	(14,096)	(3,079)	21.8%

Total GAAP revenues	$62,422	$61,508	$914	1.5%

Reconciliation of Adjusted Operating Cash Flows (non-GAAP) and Distributable Free

Cash Flow (Non-GAAP) to Operating Cash Flows (GAAP)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(In thousands)		(In thousands)

GAAP operating cash flows	$9,616	$6,005	$16,483	$14,195

Add: net cash inflows into (outflows from) the merchandise trust	10,450	(773)	22,611	1,917
Add net increase in accounts receivable	5,814	6,806	7,199	8,180
Add: net decrease in merchandise liabilities	608	1,715	1,612	4,451

Deduct: net (increase) decrease in accounts payable and accrued expenses	1,601	929	(3,677)	(348)
Other float related changes	(426)	(1,200)	1,556	(527)

Adjusted operating cash flow generated	27,663	13,482	45,784	27,868

Less: maintenance capital expenditures	(2,149)	(937)	(3,920)	(1,835)
Plus: growth capital expenditures reclassified as operating expenses and deducted from adjusted operating cash generated (a)	(625)	782	658	1,113

Distributable free cash flow generated	24,889	13,327	42,522	27,146

Cash on hand - beginning of the period	8,536	8,778	7,946	12,058

Distributable cash available for the period	33,425	22,105	50,468	39,204

Partner distributions made	$13,242	$11,783	$25,267	$23,563

(a)	We maintain a credit facility from which to make acquisitions and pay acquisition related costs. We utilize this line for these costs. Accordingly, distributable free cash flow is not negatively impacted by amounts spent on acquisitions that are recorded as expenses.

Production Based Partners’ Capital

	As of	As of
	June 30, 2013	December 31, 2012
	(In thousands)	(In thousands)

Partners’ Capital	$138,649	$135,182

Deferred selling and obtaining costs	(82,501)	(76,317)
Deferred cemetery revenues, net	544,322	497,861

Production based partners’ capital	$600,470	$556,726

Selected Net Assets

	As of	As of
	June 30, 2013	December 31, 2012
	(In thousands)

Selected assets:

Cash and cash equivalents	$14,075	$7,946
Accounts receivable, net of allowance	54,396	51,895
Long-term accounts receivable, net of allowance	77,297	71,521
Merchandise trusts, restricted, at fair value	414,382	375,973

Total selected assets	560,150	507,335

Selected liabilities:

Accounts payable and accrued liabilities	32,992	28,973
Accrued interest	1,625	1,833
Current portion, long-term debt	6,936	2,175
Other long-term liabilities	1,616	1,835
Long-term debt	266,290	252,774
Deferred tax liabilities	12,554	14,910
Merchandise liability	127,875	125,869

Total selected liabilities	449,888	428,369

Total selected net assets	$110,262	$78,966

Distribution coverage quarters (a)	8.31	6.57

(a)	This is a measure of the ratio of selected net assets to a quarterly distribution amount. The quarterly distribution amount is calculated by taking the end of the period outstanding common units (21,350,152 at June 30, 2013 and 19,568,448 at December 31, 2012, respectively) and multiplying these units by the declared distribution. This total is then added to the distribution due to the General Partner based upon the same variables.

StoneMor Partners L.P.

Condensed Consolidated Balance Sheet

(In thousands)

(Unaudited)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$14,075	$7,946
Accounts receivable, net of allowance	54,396	51,895
Prepaid expenses	5,565	3,832
Other current assets	18,679	17,418

Total current assets	92,715	81,091

Long-term accounts receivable, net of allowance	77,297	71,521
Cemetery property	312,506	309,980
Property and equipment, net of accumulated depreciation	84,793	79,740
Merchandise trusts, restricted, at fair value	414,382	375,973
Perpetual care trusts, restricted, at fair value	302,773	282,313
Deferred financing costs, net of accumulated amortization	8,865	9,238
Deferred selling and obtaining costs	82,501	76,317
Deferred tax assets	381	381
Goodwill	47,570	42,392
Other assets	11,849	14,779

Total assets	$1,435,632	$1,343,725

Liabilities and partners’ capital
Current liabilities:
Accounts payable and accrued liabilities	$32,992	$28,973
Accrued interest	1,625	1,833
Current portion, long-term debt	6,936	2,175

Total current liabilities	41,553	32,981

Other long-term liabilities	1,616	1,835
Long-term debt	266,290	252,774
Deferred cemetery revenues, net	544,322	497,861
Deferred tax liabilities	12,554	14,910
Merchandise liability	127,875	125,869
Perpetual care trust corpus	302,773	282,313

Total liabilities	1,296,983	1,208,543

Commitments and contingencies
Partners’ capital
General partner	(893)	386
Common partners	139,542	134,796

Total partners’ capital	138,649	135,182

Total liabilities and partners’ capital	$1,435,632	$1,343,725

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements on the Quarterly Report to be filed on Form 10-Q for the quarter ended June 30, 2013.

StoneMor Partners L.P.

Condensed Consolidated Statement of Operations

(In thousands, except per unit data)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)

Revenues:
Cemetery
Merchandise	$28,669	$30,337	$55,321	$57,481
Services	11,072	11,265	22,371	23,347
Investment and other	12,005	12,051	22,248	23,475
Funeral home
Merchandise	4,517	3,569	9,470	7,587
Services	6,159	4,286	12,624	9,205

Total revenues	62,422	61,508	122,034	121,095

Costs and Expenses:
Cost of goods sold (exclusive of depreciation shown separately below):
Perpetual care	1,500	1,415	2,781	2,782
Merchandise	6,212	5,821	11,221	10,874
Cemetery expense	15,408	14,775	28,193	27,567
Selling expense	12,218	13,123	23,442	24,910
General and administrative expense	7,898	7,195	15,480	14,388
Corporate overhead (including $360 and $210 in unit-based compensation for the three months ended June 30, 2013 and 2012, and $690 and $409 for the six months ended June 30, 2013 and 2012, respectively)	5,672	7,756	13,660	14,359
Depreciation and amortization	2,451	2,230	4,781	4,560
Funeral home expense
Merchandise	1,703	1,107	3,225	2,530
Services	4,768	3,302	9,325	6,707
Other	2,893	2,206	5,550	4,134
Acquisition related costs, net of recoveries	(625)	782	658	1,113

Total cost and expenses	60,098	59,712	118,316	113,924

Operating profit	2,324	1,796	3,718	7,171

Gain (loss) on termination of operating agreement	—	(83)	—	1,737
Gain on settlement agreement, net	11,349	—	12,261	—
Gain on acquisition	—	122	—	122
Loss on early extinguishment of debt	21,595	—	21,595	—
Gain on sale of other assets	155	—	155	—
Interest expense	5,132	4,870	10,595	9,836

Net loss before income taxes	(12,899)	(3,035)	(16,056)	(806)

Income tax expense (benefit)
State	165	97	221	242
Federal	(1,255)	(963)	(2,268)	(909)

Total income tax benefit	(1,090)	(866)	(2,047)	(667)

Net loss	$(11,809)	$(2,169)	$(14,009)	$(139)

General partner’s interest in net loss for the period	$(218)	$(43)	$(258)	$(3)
Limited partners’ interest in net loss for the period	$(11,591)	$(2,126)	$(13,751)	$(136)

Net loss per limited partner unit (basic and diluted)	$(.54)	$(.11)	$(.67)	$(.01)

Weighted average number of limited partners’ units outstanding (basic and diluted)	21,345	19,375	20,541	19,372
Distributions declared per unit	$.595	$.585	$1.185	$1.170

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements on the Quarterly Report to be filed on Form 10-Q for the quarter ended June 30, 2013.

StoneMor Partners L.P.

Condensed Consolidated Statement of Cash Flows

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Operating activities:
Net loss	$(11,809)	$(2,169)	$(14,009)	$(139)
Adjustments to reconcile net loss to net cash provided by operating activities:
Cost of lots sold	2,459	2,146	4,194	3,979
Depreciation and amortization	2,451	2,230	4,781	4,560
Unit-based compensation	360	211	690	409
Accretion of debt discount	521	287	1,011	723
Gain on settlement agreement, net	912	—	—	—
Gain on termination of operating agreement	—	83	—	(1,737)
Gain on acquisition	—	(122)	—	(122)
Gain on sale of other assets	(155)	—	(155)	—
Loss on early extinguishment of debt	21,595	—	21,595	—
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(5,814)	(6,806)	(7,199)	(8,180)
Allowance for doubtful accounts	1,234	1,930	(83)	3,293
Merchandise trust fund	(10,450)	773	(22,611)	(1,917)
Prepaid expenses	(2,299)	302	(1,733)	(1,169)
Other current assets	(1,957)	(2,041)	(1,261)	(860)
Other assets	4,742	1,967	3,972	139
Accounts payable and accrued and other liabilities	(1,601)	(929)	3,677	348
Deferred selling and obtaining costs	(3,439)	(1,192)	(6,184)	(3,380)
Deferred cemetery revenue	14,779	12,081	33,766	23,699
Deferred taxes (net)	(1,305)	(1,031)	(2,356)	(1,000)
Merchandise liability	(608)	(1,715)	(1,612)	(4,451)

Net cash provided by operating activities	9,616	6,005	16,483	14,195

Investing activities:

Cash paid for cemetery property	(1,176)	(2,383)	(2,252)	(3,600)
Purchase of subsidiaries	—	(1,774)	(9,100)	(3,426)
Cash paid for property and equipment	(2,149)	(937)	(3,920)	(1,835)
Proceeds from sales of other assets	155	—	155	—

Net cash used in investing activities	(3,170)	(5,094)	(15,117)	(8,861)

Financing activities:
Cash distribution	(13,242)	(11,783)	(25,267)	(23,563)
Additional borrowings on long-term debt	196,158	21,850	217,106	29,200
Repayments of long-term debt	(164,278)	(12,136)	(205,800)	(13,422)
Proceeds from public offering	—	—	38,377	—
Fees paid related to early extinguishment of debt	(14,920)	—	(14,920)	—
Cost of financing activities	(4,625)	167	(4,733)	(1,820)

Net cash provided by (used in) financing activities	(907)	(1,902)	4,763	(9,605)

Net increase (decrease) in cash and cash equivalents	5,539	(991)	6,129	(4,271)
Cash and cash equivalents - Beginning of period	8,536	8,778	7,946	12,058

Cash and cash equivalents - End of period	$14,075	$7,787	$14,075	$7,787

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$8,509	$8,425	$9,754	$9,048
Cash paid during the period for income taxes	$2,681	$3,552	$3,132	$3,655

Non-cash investing and financing activities:
Acquisition of assets by financing	$30	$25	$92	$53
Issuance of limited partner units for cemetery acquisition	$126	$603	$3,718	$603
Acquisition of assets by assumption of directly related liability	$—	$544	$3,924	$544

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements on the Quarterly Report to be filed on Form 10-Q for the period ended June 30, 2013.